Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov	Filed in the Office of Secretary of State State Of Nevada	Business Number E0474262005-1
Filing Number 20201026430
Filed On 11/5/2020 12:35:00 PM
Number of Pages 1

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

INVO Bioscience, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

200,000,000, par value $0.0001 per share.

4. The number of authorized shares and the par value, if any of each class or series, if any, of shares after the change:

125,000,000, par value $0.0001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Every eight (8) shares of common stock will be converted into five (5) shares of common stock. Before the change, 7,926,255 shares were issued; after the change, 4,953,910 shares will be issued.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional shares will be rounded up to the nearest whole share. Less than 1% of the outstanding shares will be affected.

7. Effective date and time of filing: (optional)                                   Date:   11/09/2020                       Time:   0:00 a.m.

                                                                                                       (must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X /s/ Steven Shum	Chief Executive Officer
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split Revised: 1-5-15